UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Brookfield Private Equity Fund LP

(Exact name of Registrant as specified in its charter)

Delaware	000-56760	No. 39-2276289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street, 8th Floor
New York, New York 10281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 777-8001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 1, 2026, Brookfield Private Equity Fund LP (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $3,074,000 (1). The following table provides details on the Units sold by the Fund:

	Number of Units Sold(2)(3)	Aggregate Consideration(3)
Class S	52,182	$1,434,000
Class I	59,343	$1,640,000
Class B-2	-	$-

(1) The Fund invests alongside other Brookfield-managed vehicles with substantially similar investment objectives and strategies that, together with the Fund, collectively form the “BPE Program.”

(2) The number of Units sold by the Fund was finalized on August 31, 2026, following the calculation of the Fund’s transactional net asset value (the “Transactional NAV”) as of July 31, 2026. See Item 8.01 below for more information on the Fund’s Transactional NAV.

(3) Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder. Class S and Class I Units were sold to third-party investors, including through Brookfield Private Equity TE Feeder Fund LP, a Delaware limited partnership, for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors. Class B-2 Units were sold to Brookfield Asset Management Ltd. (and together with Brookfield Corporation and each of their respective affiliates and Brookfield Wealth Solutions Ltd., “Brookfield”), certain of Brookfield’s affiliates, related parties and employees and the Fund’s employees, officers and directors.

On August 1, 2026, the BPE Program (inclusive of the Fund) issued interests for aggregate consideration of approximately $20,611,600. Since November 1, 2025, through the date of filing of this Current Report on Form 8-K, the BPE Program (inclusive of the Fund) has sold interests for aggregate cash consideration of approximately $379,150,429 as part of its continuous private offering.

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of July 31, 2026, is as follows:

	As of July 31, 2026
	Number of Units	Transactional NAV(1)
Class B-1	24,743,423		$28.21
Class B-2	25,877		$28.03
Class D	0	$	n/a
Class I	3,466,577		$27.64
Class S	2,127,477		$27.48

(1) Transactional NAV is rounded to two decimal places.

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s limited partnership units (the “Units”) are made. A description of the Fund’s valuation process was included under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters” of the Fund’s Registration Statement on Form 10 filed on August 22, 2025. Transactional NAV is based on the month-end values of the Fund’s investments, the addition of the value of any other assets (such as cash on hand, without duplication), and the deduction of the Fund’s liabilities, including certain fees and expenses, in accordance with the Fund’s valuation policies. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brookfield Private Equity Fund LP

Date: August 31, 2026	By:	/s/ Craig Ruckman
	Name:	Craig Ruckman
	Title:	Assistant Secretary